UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2024

INOTIV, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE,INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (765) 463-4527
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NOTV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On September 13, 2024 (the “Closing Date”), Inotiv, Inc. (the “Company”) entered into the transactions described below (collectively, the “Transactions”).

Amendment to the Credit Agreement

On September 13, 2024, the Company, certain of its subsidiaries (the “Subsidiary Guarantors”) and the lenders party thereto entered into a Seventh Amendment (the “Seventh Amendment”) to the Credit Agreement, dated as of November 5, 2021 (as amended through the date hereof, including by the Seventh Amendment, the “Credit Agreement”). The Seventh Amendment, among other changes, permits the incurrence of the issuance of the Second Lien Notes (as defined below) in an aggregate amount of $22.6 million, makes certain changes to the component definitions of the financial covenants, including the definition of Fixed Charge Coverage Ratio, and increases the cash netting capability in the Secured Leverage Ratio covenant. The Seventh Amendment includes the addition of a maximum capital expenditure limit and a minimum EBITDA test effective as of the Closing Date, waives the existing financial covenants from the date of the Seventh Amendment until June 30, 2025, and establishes new financial covenant tests for the fiscal quarters starting June 30, 2025 and thereafter. The Seventh Amendment also caps the reinvestment of funds from extraordinary receipts and asset sales and casualty events at $5.0 million in the aggregate, and establishes a non-voting third party observer to the Company’s board of directors meetings, as elected by the lenders.

A copy of the Seventh Amendment is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Seventh Amendment is qualified in its entirety by reference thereto.

Purchase Agreement

The Company and the Subsidiary Guarantors entered into a Purchase Agreement (the “Purchase Agreement”), dated September 13, 2024, with certain investors named therein (the “Purchasers”), pursuant to which the Purchasers agreed to acquire $22.0 million in aggregate principal amount of 15.00% Senior Secured Second Lien PIK Notes due 2027 from the Company and warrants to purchase 3,946,250 shares of the Company’s common shares, no par value (such warrants, the “Warrants” and such common shares, the “Common Shares”) for consideration comprised of (i) $17.0 million in cash and (ii) the cancellation of approximately $8.3 million of the Company’s 3.25% Convertible Senior Notes due 2027 (the “Notes”) issued pursuant to that certain Indenture, dated as of September 27, 2021, among the Company, the Company’s wholly-owned subsidiary, BAS Evansville, Inc., as guarantor, and U.S. Bank National Association, as trustee (the “Convertible Bond Indenture”) held by certain of the Purchasers. In connection with the transactions contemplated by the Purchase Agreement, and pursuant to a separate structuring fee letter, dated as of September 13, 2024 (the “Fee Letter”), between the Company and the structuring agent, the Company also agreed to issue to the structuring agent $0.6 million aggregate principal amount of 15.00% Senior Secured Second Lien PIK Notes due 2027 and additional warrants to purchase 200,000 Common Shares as compensation for its services as structuring agent for the Transactions. The $22.0 million in aggregate principal amount of 15.00% Senior Secured Second Lien PIK Notes due 2027 and the $0.6 million aggregate principal amount of 15.00% Senior Secured Second Lien PIK Notes due 2027 issued to the structuring agent are referred to herein as the “Second Lien Notes”. The transactions under the Purchase Agreement and the issuances to the structuring agent were consummated on September 13, 2024. In connection therewith, $8.3 million of the Notes were cancelled by the Company under the terms of the Purchase Agreement on the same date, such that the aggregate principal amount of Notes that remains outstanding is approximately $131.7 million.

Copies of the form of Purchase Agreement and the Fee Letter are filed with this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference, and the foregoing descriptions of the Purchase Agreement and the Fee Letter are qualified in their entirety by reference thereto.

Indenture

The Second Lien Notes were issued pursuant to an indenture (the “Indenture”), dated as of the Closing Date, by and between the Company, the Subsidiary Guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Second Lien Notes are the Company’s senior secured second lien obligations and are secured by substantially all of the Company’s and its subsidiaries’ assets, and are guaranteed on a senior secured second lien basis by the Subsidiary Guarantors.

Interest on the Second Lien Notes is payable in kind. The Second Lien Notes accrue interest at a rate of 15.00% per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, with the initial payment on December 31, 2024. The Second Lien Notes will mature on February 4, 2027, unless earlier repurchased or redeemed.

The Second Lien Notes will be redeemable, in whole or in part, at the Company’s option at any time on or prior to March 13, 2026, at a cash redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, plus a make-whole premium, as further described in the Indenture. The Second Lien Notes may be redeemed on or after March 14, 2026 through and including September 13, 2026, at a redemption price of 102% of the principal amount of the Notes to be redeemed and (ii) on and after September 14, 2026, at a redemption price of 100% of the principal amount of the Second Lien Notes to be redeemed, in each case plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Indenture contains covenants restricting the Company’s and its subsidiaries’ ability to incur indebtedness, incur liens, make investments, make restricted payments, make asset sales and engage in transactions with affiliates, subject to certain baskets. The Indenture requires the Company to add future assets to the collateral under the Security Agreement (as defined below) and to add future subsidiaries as guarantors under the Security Agreement.

The Second Lien Notes have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include, among others, the following: (i) certain payment defaults on the Second Lien Notes (which, in the case of a default in the payment of interest on the Second Lien Notes, will be subject to a 30-day cure period); (ii) a default by the Company in its obligations or agreements under the Indenture or the Second Lien Notes if such default is not cured or waived within certain grace periods; (iii) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $8.625 million during the Amendment Relief Period (as defined in the Indenture) or of at least $17.25 million thereafter; (iv) certain defaults by the Company or any of its subsidiaries with respect to the Credit Agreement; (v) subject to certain exceptions, the rendering of certain judgments against the Company or any of its subsidiaries for the payment of at least $8.625 million during the Amendment Relief Period or of at least $17.25 million thereafter, where such judgments are not discharged or stayed within 90 days after the date on which the right to appeal has expired or on which all rights to appeal have been extinguished; (vi) the occurrence of certain ERISA events; (vii) the loss of material security interests and liens and guarantees, subject to certain exceptions; (viii) certain payment defaults in excess of $11.5 million owned by the Company or any of its subsidiaries under the 2024 Settlement (as defined in the Indenture) and other failures to perform any term, covenant, condition or agreement contained in the 2024 Settlement that is capable of being cured and that is not cured within 30 days after receipt by the Company or any of its subsidiaries of written notice of such failure; (ix) any note Document (as defined in the Indenture) or material provision thereof being declared null and void by a court of competent jurisdiction and (x) certain events of bankruptcy, insolvency and reorganization involving the Company or any of the Company’s significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Second Lien Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 30% of the aggregate principal amount of Second Lien Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Second Lien Notes then outstanding to be due and payable immediately.

Copies of the Indenture and the form of Second Lien Note are filed with this Current Report on Form 8-K as Exhibit 4.1 and 4.2, respectively, and are incorporated herein by reference, and the foregoing descriptions of the Indenture and the form of Second Lien Note are qualified in their entirety by reference thereto.

Security Agreement

On the Closing Date, the Company and the Subsidiary Guarantors entered into a Security Agreement (the “Security Agreement”) with the U.S. Bank Trust Company, National Association, as the collateral agent for the Notes (the “Collateral Agent”). Pursuant to the Security Agreement, the Company and Subsidiary Guarantors granted the Collateral Agent a second lien security interest in substantially all of their assets, including but not limited to certain accounts, equipment, fixtures and intellectual property, in order to secure the payment and performance of all of the Obligations, as defined in the Indenture.

A copy of the Security Agreement is filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference, and the foregoing description of the Security Agreement is qualified in its entirety by reference thereto.

Warrants

The Warrants and the warrants issued to the structuring agent have an exercise price of $1.57 per share and are exercisable at any time on or after the Closing Date until September 13, 2034. The Warrants and the warrants issued to the structuring agent may be exercised, at the option of the holder thereof, on a cashless basis, and contain customary anti-dilution protections for, among others, certain changes to the Common Shares and certain dividends and distribution, as more fully described therein.

A copy of the form of Warrant is filed with this Current Report on Form 8-K as Exhibit 4.3 and is incorporated herein by reference, and the foregoing description of the Warrants is qualified in its entirety by reference thereto.

Registration Rights Agreement

Also on the Closing Date, in connection with the issuance of the Warrants, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers and the structuring agent, which provides that the Company will register the resale of the Common Shares issuable upon exercise of the Warrants. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) no later than 30 business days after the Closing Date, and to use its commercially reasonable efforts to have the registration statement declared effective 120 days after the Closing Date.

A copy of the form of Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.5 and is incorporated herein by reference, and the foregoing description of the Registration Rights Agreement is qualified in its entirety by reference thereto.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement and the Indenture is incorporated by reference into this Item 2.03 of this Current Report to the extent required.

Item 3.02.    Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement is hereby incorporated into this Item 3.02 by reference. The issuance of the Warrants pursuant to the Purchase Agreement and to the structuring agent is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof.

Item 7.01.    Regulation FD Disclosure.

On September 16, 2024, the Company issued a press release announcing the Transactions. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

This information contained in this Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of September 13, 2024, between the Company and U.S. Bank Trust Company, National Association.
4.2	Form of Note (Included as Exhibit 1 to Annex I to Exhibit 4.1)
4.3	Form of Warrant
10.1	Seventh Amendment to the Credit Agreement, dated as of September 13, 2024, between the Company, the Subsidiary Guarantors and the lenders party thereto
10.2	Form of Purchase Agreement, dated as of September 13, 2024, between the Company and certain investors named therein
10.3	Fee Letter, dated as of September 13, 2024, between the Company and Jermyn Street Capital LLC
10.4	Security Agreement, dated as of September 13, 2024, between the Company and certain of its subsidiaries from time to time party thereto and U.S. Bank Trust Company, National Association
10.5	Form of Registration Rights Agreement, dated as of September 13, 2024, between the Company and certain investors named therein
99.1	Inotiv, Inc. press release, issued September 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INOTIV, INC.

Date:	September 18, 2024	By:	/s/ Beth A. Taylor
Chief Financial Officer,
Senior Vice President—Finance